Exhibit 99.1
Investors & Reporters May Contact:
Karen Reid
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
RECORD FIRST QUARTER 2021 FINANCIAL RESULTS

First quarter EPS of $4.78 per diluted share,
up 373% over prior year EPS

First quarter adjusted EPS of $4.68 per diluted share (a non-GAAP measure), up 160% over prior year adjusted EPS

First quarter revenue increased 36% and
gross profit increased 40% over prior year quarter

DULUTH, GA, April 27, 2021 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., reported net income for the first quarter 2021 of $92.8 million ($4.78 per diluted share). This compares to net income of $19.5 million ($1.01 per diluted share) in the prior year quarter.
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for our non-GAAP metrics included in the accompanying financial tables.
“The first quarter of 2021 was very active for us. In addition to posting record performance, we successfully launched our online car buying platform, Clicklane, across our entire store base. Although we are only one quarter into our five-year plan, we feel more confident than ever in our strategic direction and the future growth of Asbury,” said David Hult, Asbury’s President and Chief Executive Officer.
The Company reported adjusted net income (a non-GAAP measure) for the first quarter 2021 of $90.7 million ($4.68 per diluted share) compared to $34.7 million ($1.80 per diluted share) in the prior year quarter.
Net income for the first quarter 2021 was adjusted for the following pre-tax items: gain on legal settlements of $3.5 million ($0.14 per diluted share), gain on sale of real estate of $1.1 million ($0.03 per diluted share) and other real estate related charges of $1.8 million ($0.07 per diluted share).
Net income for the first quarter 2020 was adjusted for the following pre-tax items: gain on dealership divestitures of $33.7 million ($1.30 per diluted share), legal settlement gain of $0.9 million ($0.03 per diluted share), gain on the sale of vacant property of $0.3 million or ($0.01 per diluted share), franchise rights impairment of $23.0 million ($0.89 per diluted share), loss on debt extinguishment of $20.7 million ($0.79 per diluted share), and Park Place deal termination costs of $11.6 million ($0.45 per diluted share).

The Company reported total revenue for the first quarter of $2.2 billion, up 36% from the prior year period; total revenue on a same-store basis was up 18% from the prior year period.

First Quarter 2021 Operational Summary
Total company:
•    Total revenue increased 36%; total gross profit increased 40%
•    New vehicle unit volume increased 24%; used vehicle retail unit volume increased 16%
•    Finance and insurance revenue and gross profit increased 25%
•    Parts and service revenue increased 18% and gross profit increased 21%
•    SG&A as a percentage of gross profit decreased 880 basis points to 62.7%
•    Adjusted operating margin of 6.1%, up 180 bps
•    Adjusted EPS increased 160%
•    Strong balance sheet, ending the quarter with $551 million of available liquidity (including cash, floor plan offsets, used line and revolver) and pro forma adjusted net leverage of 1.7x

Same store:
•     Total revenue increased 18%; gross profit increased 21%
•     New vehicle revenue increased 22%; gross profit increased 60%
•     Used vehicle retail revenue increased 20%; gross profit increased 36%
•     Finance and insurance revenue and gross profit increased 20%
•     Parts and service revenue and gross profit increased 1%

Additional commentary regarding the first quarter results will be provided during the earnings conference call on April 27, 2021 at 10:00 a.m. The conference call will be simulcast live on the internet and can be accessed at www.asburyauto.com. A replay will be available at these sites for 30 days.
In addition, live audio of the call will be accessible to the public by calling (800) 353-6461 (domestic), or (334) 323-0501 (international); passcode – 8517555. Callers should dial in approximately 5 to 10 minutes before the call begins.
A conference call replay will be available two hours following the call for seven days and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode – 8517555.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. ("Asbury"), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. Asbury currently operates 91 dealerships, consisting of 112 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates 25 collision repair centers. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts, and service contracts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents and the shortage of semi-conductor chips and rubber-based products, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2021	2020
REVENUE:
New vehicle	$1,151.7	$822.1	$329.6	40%
Used vehicle:
Retail	607.5	446.0	161.5	36%
Wholesale	83.4	47.2	36.2	77%
Total used vehicle	690.9	493.2	197.7	40%
Parts and service	262.0	221.6	40.4	18%
Finance and insurance, net	88.3	70.4	17.9	25%
TOTAL REVENUE	2,192.9	1,607.3	585.6	36%
GROSS PROFIT:
New vehicle	75.5	36.4	39.1	107%
Used vehicle:
Retail	47.5	31.2	16.3	52%
Wholesale	8.3	(0.5)	8.8	NM
Total used vehicle	55.8	30.7	25.1	82%
Parts and service	163.1	134.9	28.2	21%
Finance and insurance, net	88.3	70.4	17.9	25%
TOTAL GROSS PROFIT	382.7	272.4	110.3	40%
OPERATING EXPENSES:
Selling, general and administrative	239.8	194.7	45.1	23%
Depreciation and amortization	9.8	9.5	0.3	3%
Franchise rights impairment	—	23.0	(23.0)	(100)%
Other operating (income) expense, net	(3.2)	10.2	(13.4)	(131)%
INCOME FROM OPERATIONS	136.3	35.0	101.3	289%
OTHER EXPENSES (INCOME):
Floor plan interest expense	2.9	7.0	(4.1)	(59)%
Other interest expense, net	14.0	17.0	(3.0)	(18)%
Loss on extinguishment of long-term debt, net	—	20.6	(20.6)	(100)%
Gain on dealership divestitures, net	—	(33.7)	33.7	100%
Total other expenses, net	16.9	10.9	6.0	55%
INCOME BEFORE INCOME TAXES	119.4	24.1	95.3	395%
Income tax expense	26.6	4.6	22.0	478%
NET INCOME	$92.8	$19.5	$73.3	376%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$4.81	$1.02	$3.79	372%
Diluted—
Net income	$4.78	$1.01	$3.77	373%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.3	19.1	0.2
Restricted stock	0.1	0.1	—
Performance share units	—	0.1	(0.1)
Diluted	19.4	19.3	0.1
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)		% Change
	2021	2020
Unit sales
New vehicle:
Luxury	8,511	4,992	3,519		70%
Import	14,377	12,458	1,919		15%
Domestic	4,371	4,527	(156)		(3)%
Total new vehicle	27,259	21,977	5,282		24%
Used vehicle retail	23,519	20,287	3,232		16%
Used to new ratio	86.3%	92.3%	(600) bps
Average selling price
New vehicle	$42,250	$37,407	$4,843		13%
Used vehicle retail	25,830	21,985	3,845		17%
Average gross profit per unit
New vehicle:
Luxury	$5,252	$3,385	$1,867		55%
Import	1,259	851	408		48%
Domestic	2,906	1,966	940		48%
Total new vehicle	2,770	1,656	1,114		67%
Used vehicle retail	2,020	1,538	482		31%
Finance and insurance, net	1,739	1,666	73		4%
Front end yield (1)	4,161	3,265	896		27%
Gross margin
New vehicle:
Luxury	8.6%	6.1%	250 bps
Import	4.1%	3.0%	110 bps
Domestic	6.5%	4.7%	180 bps
Total new vehicle	6.6%	4.4%	220 bps
Used vehicle retail	7.8%	7.0%	80 bps
Parts and service	62.3%	60.9%	140 bps
Total gross profit margin	17.5%	16.9%	60 bps
SG&A metrics
Rent expense	$11.2	$6.8	$4.4		65%
SG&A as a percentage of gross profit	62.7%	71.5%	(880) bps
SG&A, excluding rent expense as a percentage of gross profit	59.7%	69.0%	(930) bps
Operating metrics
Income from operations as a percentage of revenue	6.2%	2.2%	400	bps
Income from operations as a percentage of gross profit	35.6%	12.8%	2,280	bps
Adjusted income from operations as a percentage of revenue	6.1%	4.3%	180	bps
Adjusted income from operations as a percentage of gross profit	34.9%	25.1%	980 bps
Revenue mix
New vehicle	52.5%	51.1%
Used vehicle retail	27.8%	27.8%
Used vehicle wholesale	3.8%	2.9%
Parts and service	11.9%	13.8%
Finance and insurance	4.0%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	19.7%	13.4%
Used vehicle retail	12.4%	11.5%
Used vehicle wholesale	2.2%	(0.2)%
Parts and service	42.6%	49.5%
Finance and insurance	23.1%	25.8%
Total gross profit	100.0%	100.0%
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle:
Luxury	$322.2	$267.2	$55.0	21%
Import	438.1	342.5	95.6	28%
Domestic	189.5	171.4	18.1	11%
Total new vehicle	949.8	781.1	168.7	22%
Used Vehicle:
Retail	499.9	416.9	83.0	20%
Wholesale	57.3	44.8	12.5	28%
Total used vehicle	557.2	461.7	95.5	21%
Parts and service	212.4	211.1	1.3	1%
Finance and insurance, net	80.7	67.2	13.5	20%
Total revenue	$1,800.1	$1,521.1	$279.0	18%

Gross profit
New vehicle:
Luxury	$24.7	$16.3	$8.4	52%
Import	18.4	10.2	8.2	80%
Domestic	12.4	8.2	4.2	51%
Total new vehicle	55.5	34.7	20.8	60%
Used Vehicle:
Retail	40.3	29.6	10.7	36%
Wholesale	6.4	(0.4)	6.8	NM
Total used vehicle	46.7	29.2	17.5	60%
Parts and service:
Customer pay	77.1	74.8	2.3	3%
Warranty	18.3	21.1	(2.8)	(13)%
Wholesale parts	5.8	4.7	1.1	23%
Parts and service, excluding reconditioning and preparation	101.2	100.6	0.6	1%
Reconditioning and preparation	29.3	28.0	1.3	5%
Total parts and service	130.5	128.6	1.9	1%
Finance and insurance	80.7	67.2	13.5	20%
Total gross profit	$313.4	$259.7	$53.7	21%

SG&A expense	$199.8	$185.1	$14.7	8%
SG&A expense as a percentage of gross profit	63.8%	71.3%	(750) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	5,526	4,820	706	15%
Import	14,351	11,955	2,396	20%
Domestic	4,270	4,158	112	3%
Total new vehicle	24,147	20,933	3,214	15%
Used vehicle retail	20,740	18,979	1,761	9%
Used to new ratio	85.9%	90.7%	(480) bps

Average selling price
New vehicle	$39,334	$37,314	$2,020	5%
Used vehicle retail	24,103	21,966	2,137	10%

Average gross profit per unit
New vehicle:
Luxury	$4,470	$3,382	$1,088	32%
Import	1,282	853	429	50%
Domestic	2,904	1,972	932	47%
Total new vehicle	2,298	1,658	640	39%
Used vehicle retail	1,943	1,560	383	25%
Finance and insurance, net	1,798	1,684	114	7%
Front end yield (1)	3,932	3,295	637	19%

Gross margin
New vehicle:
Luxury	7.7%	6.1%	160 bps
Import	4.2%	3.0%	120 bps
Domestic	6.5%	4.8%	170 bps
Total new vehicle	5.8%	4.4%	140 bps
Used vehicle retail	8.1%	7.1%	100 bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.6%	47.7%	(10) bps
Parts and service, including reconditioning and preparation	61.4%	60.9%	50 bps
Total gross profit margin	17.4%	17.1%	30 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures (In millions)
(Unaudited)

	March 31, 2021	December 31, 2020	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$27.8	$1.4	$26.4	NM
New vehicle inventory (a)	527.5	640.0	(112.5)	(18)%
Used vehicle inventory (b)	193.5	188.5	5.0	3%
Parts inventory (c)	48.6	46.7	1.9	4%
Total current assets	1,317.6	1,405.7	(88.1)	(6)%
Floor plan notes payable (d)	526.8	702.2	(175.4)	(25)%
Total current liabilities	1,048.7	1,223.4	(174.7)	(14)%
CAPITALIZATION:
Long-term debt (including current portion) (e)	$1,194.1	$1,201.8	$(7.7)	(1)%
Shareholders' equity	998.0	905.5	92.5	10%
Total	$2,192.1	$2,107.3	$84.8	4%
_____________________________
NM—Not Meaningful

(a) Excluding $1.6 million of new vehicle inventory classified as Assets held for sale as of March 31, 2021
(b) Excluding $0.9 million of used vehicle inventory classified as Assets held for sale as of March 31, 2021
(c) Excluding $0.4 million of parts inventory classified as Assets held for sale as of March 31, 2021
(d) Excluding $2.8 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of March 31, 2021
(e) Excluding $2.3 million and $8.9 million of Long-term debt classified as Liabilities associated with assets held for sale as of March 31, 2021 and December 31, 2020, respectively

	March 31, 2021	December 31, 2020	March 31, 2020
DAYS SUPPLY
New vehicle inventory	34	40	105
Used vehicle inventory	27	31	42
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand-

	For the Three Months Ended March 31,
	2021	2020
Luxury:
Mercedes-Benz	12%	8%
Lexus	12%	7%
BMW	5%	6%
Acura	4%	4%
Range Rover	3%	1%
Audi	2%	2%
Porsche	2%	—%
Other luxury	5%	6%
Total luxury	45%	34%
Imports:
Honda	15%	17%
Toyota	12%	13%
Nissan	5%	7%
Other imports	6%	6%
Total imports	38%	43%
Domestic:
Ford	6%	10%
Chevrolet	4%	6%
Dodge	4%	4%
Other domestics	3%	3%
Total domestic	17%	23%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Pro forma adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," " Adjusted operating margins," and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Twelve Months Ended
	March 31, 2021	December 31, 2020
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$1,194.1	$1,201.8
Debt included in Liabilities held for sale	2.3	8.9
Cash and floor plan offset	(173.2)	(86.8)
Availability under our used vehicle revolving floor plan facility	(138.8)	(137.8)
Adjusted long-term net debt	$884.4	$986.1

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$327.6	$254.4

Depreciation and amortization	38.8	38.5
Income tax expense	105.9	83.7
Swap and other interest expense	54.2	57.6
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$526.5	$434.2

Non-core items - expense (income):
Gain on dealership divestitures	$(28.6)	$(62.3)
Legal settlements	(4.7)	(2.1)
Gain on sale of real estate	(1.1)	(0.3)
Park Place related costs	1.3	12.9
Real estate-related charges	2.5	0.7
Franchise rights impairment	—	23.0
Loss on debt extinguishment	—	20.7
Total non-core items	(30.6)	(7.4)

Adjusted EBITDA	$495.9	$426.8

Pro forma impact of acquisitions and divestitures on EBITDA	$29.9	$53.1
Pro forma Adjusted EBITDA	$525.8	$479.9

Pro forma Adjusted net leverage ratio	1.7	2.1

	For the Three Months Ended March 31,
	2021	2020
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$136.3	$35.0
Legal settlements	(3.5)	(0.9)
Gain on sale of real estate	(1.1)	(0.3)
Real estate related charges	1.8	—
Park Place related costs	—	11.6
Franchise rights impairment	—	23.0
Adjusted income from operations	$133.5	$68.4

Adjusted net income:
Net income	$92.8	$19.5

Non-core items - (income) expense:
Legal settlements	(3.5)	(0.9)
Gain on sale of real estate	(1.1)	(0.3)
Real estate related charges	1.8	—
Gain on dealership divestitures	—	(33.7)
Loss on extinguishment of debt	—	20.7
Franchise rights impairment	—	23.0
Park Place related costs	—	11.6
Income tax effect on non-core items above	0.7	(5.2)
Total non-core items	(2.1)	15.2
Adjusted net income	$90.7	$34.7

Adjusted diluted earnings per share (EPS):
Diluted EPS	$4.78	$1.01

Total non-core items	(0.10)	0.79
Adjusted diluted EPS	$4.68	$1.80

Weighted average common shares outstanding - diluted	19.4	19.3